Exhibit 99.1

APPLIED MATERIALS DELIVERS STRONG YEAR-ON-YEAR GROWTH
IN QUARTERLY REVENUE AND OPERATING PROFIT

•	Record quarterly revenue of $4.20 billion, up 28 percent year over year

•	GAAP EPS of $0.13; record non-GAAP EPS of $1.06, up 58 percent year over year

•	Doubles quarterly dividend and increases share repurchase authorization by $6.0 billion

SANTA CLARA, Calif., February 14, 2018 — Applied Materials, Inc. (NASDAQ:AMAT) today reported record revenue and operating profit in its first quarter ended January 28, 2018.
First Quarter Results
Compared to the first quarter of fiscal 2017, Applied grew net sales by 28 percent to $4.20 billion. On a GAAP basis, the company increased gross margin by 1.6 points to 45.7 percent, and grew operating income by 48 percent to $1.20 billion or 28.4 percent of net sales. GAAP earnings per share (EPS) declined to $0.13 due to a one-time charge related to recent U.S. tax legislation that reduced EPS by approximately $0.94.
On a non-GAAP adjusted basis, over the same period, the company increased gross margin by 1.3 points to 46.7 percent, grew operating income by 46 percent to $1.25 billion or 29.6 percent of net sales, and increased EPS by 58 percent to $1.06, which excludes the charge related to recent U.S. tax legislation. In addition, non-GAAP EPS included a benefit of $0.04 that was driven by recent changes in U.S. tax legislation that reduced the company's fiscal 2018 tax rate relative to previous expectations.
The company increased cash flow from operations by 85 percent year over year to $1.47 billion and returned $888 million to shareholders through dividends of $106 million and $782 million in share repurchases.

“We see sustainable strength in our markets as large, powerful trends drive a fundamental shift in the demand for semiconductors and displays,” said Gary Dickerson, president and CEO. “Our broad portfolio of capabilities and products puts us in a great position to outperform our markets and we’re confident that each of our three major business segments can deliver strong double-digit growth in 2018.”

Applied Materials, Inc.

Quarterly Results Summary

	Q1 FY2018	Q1 FY2017	Change
	(In millions, except per share amounts and percentages)
Net sales	$4,204	$3,278	28%
Gross margin	45.7%	44.1%	1.6 points
Operating margin	28.4%	24.6%	3.8 points
Net income	$135	$703	(81%)
Diluted earnings per share	$0.13	$0.65	(80%)
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	46.7%	45.4%	1.3 points
Non-GAAP adjusted operating margin	29.6%	26.0%	3.6 points
Non-GAAP adjusted net income	$1,135	$732	55%
Non-GAAP adjusted diluted EPS	$1.06	$0.67	58%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Capital Allocation
Applied’s Board of Directors has approved a doubling of the quarterly cash dividend on the company's common stock to $0.20 per share. The Board declared that a dividend of $0.20 per share will be payable on June 14, 2018 to shareholders of record as of May 24, 2018. As previously announced, a cash dividend of $0.10 per share will be paid on March 14, 2018 to shareholders of record as of February 21, 2018.
The Board also approved a new $6.0 billion share repurchase authorization. This new authorization is incremental to $2.8 billion remaining in the previously approved authorization.
“The dividend increase and additional repurchase authorization reflect Applied’s confidence in the underlying strength of our markets along with our company’s technology leadership and strategy to deliver profitable growth and increase shareholder value,” said Dan Durn, Senior Vice President and Chief Financial Officer.
Impact of Recent U.S. Tax Legislation
As a result of the Tax Cuts and Jobs Act, the company recorded a $1.0 billion tax charge, which included an estimate of a one-time transition tax that is payable over 8 years.

Applied Materials, Inc.

Business Outlook
In the second quarter of fiscal 2018, Applied expects net sales to be in the range of $4.35 billion to $4.55 billion; the midpoint of the range would be an increase of approximately 26 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $1.10 to $1.18; the midpoint of the range would be an increase of approximately 44 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.04 per share and includes the normalized tax benefit of share-based compensation of $0.01 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

First Quarter Reportable Segment Information

Semiconductor Systems	Q1 FY2018	Q1 FY2017
	(In millions, except percentages)
Net sales	$2,847	$2,150
Foundry	25%	50%
DRAM	25%	16%
Flash	37%	25%
Logic and other	13%	9%
Operating income	995	690
Operating margin	34.9%	32.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$1,041	$736
Non-GAAP adjusted operating margin	36.6%	34.2%

Applied Global Services	Q1 FY2018	Q1 FY2017
	(In millions, except percentages)
Net sales	$880	$676
Operating income	254	178
Operating margin	28.9%	26.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$255	$179
Non-GAAP adjusted operating margin	29.0%	26.5%

Applied Materials, Inc.

Display and Adjacent Markets	Q1 FY2018	Q1 FY2017
	(In millions, except percentages)
Net sales	$455	$422
Operating income	101	115
Operating margin	22.2%	27.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$104	$115
Non-GAAP adjusted operating margin	22.9%	27.3%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; tax effect of share-based compensation; certain income tax items and other discrete adjustments. Additionally, the first quarter of fiscal 2018 non-GAAP results exclude estimated discrete income tax expense items associated with changes to recent U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our investment and growth strategies, our development of new products and technologies, our business outlook for the second quarter of fiscal 2018, the expected impact of recent U.S. tax legislation, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; further changes in U.S. tax laws and regulation, and our interpretations of them; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-K and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 28, 2018	January 29, 2017
Net sales	$4,204	$3,278
Cost of products sold	2,284	1,833
Gross profit	1,920	1,445
Operating expenses:
Research, development and engineering	488	417
Marketing and selling	126	118
General and administrative	110	103
Total operating expenses	724	638
Income from operations	1,196	807
Interest expense	59	38
Interest and other income, net	25	2
Income before income taxes	1,162	771
Provision for income taxes	1,027	68
Net income	$135	$703
Earnings per share:
Basic and diluted	$0.13	$0.65
Weighted average number of shares:
Basic	1,056	1,078
Diluted	1,071	1,089

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 28, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,799	$5,010
Short-term investments	655	2,266
Accounts receivable, net	2,182	2,338
Inventories	3,125	2,930
Other current assets	268	374
Total current assets	13,029	12,918
Long-term investments	1,203	1,143
Property, plant and equipment, net	1,195	1,066
Goodwill	3,368	3,368
Purchased technology and other intangible assets, net	362	412
Deferred income taxes and other assets	506	512
Total assets	$19,663	$19,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	2,381	2,450
Customer deposits and deferred revenue	2,018	1,665
Total current liabilities	4,399	4,115
Income taxes payable	1,158	392
Long-term debt	5,305	5,304
Other liabilities	295	259
Total liabilities	11,157	10,070
Total stockholders’ equity	8,506	9,349
Total liabilities and stockholders’ equity	$19,663	$19,419

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 28, 2018	January 29, 2017
Cash flows from operating activities:
Net income	$135	$703
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	119	97
Share-based compensation	65	54
Deferred income taxes	41	25
Other	—	9
Net change in operating assets and liabilities	1,106	(96)
Cash provided by operating activities	1,466	792
Cash flows from investing activities:
Capital expenditures	(203)	(64)
Cash paid for acquisitions, net of cash acquired	(5)	—
Proceeds from sales and maturities of investments	1,944	286
Purchases of investments	(384)	(589)
Cash provided by (used in) investing activities	1,352	(367)
Cash flows from financing activities:
Common stock repurchases	(782)	(130)
Tax withholding payments for vested equity awards	(141)	(102)
Payments of dividends to stockholders	(106)	(108)
Cash used in financing activities	(1,029)	(340)
Increase in cash and cash equivalents	1,789	85
Cash and cash equivalents — beginning of period	5,010	3,406
Cash and cash equivalents — end of period	$6,799	$3,491
Supplemental cash flow information:
Cash payments for income taxes	$78	$35
Cash refunds from income taxes	$40	$2
Cash payments for interest	$34	$34

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q1 FY2018	Q1 FY2017
Unallocated net sales	$22	$30
Unallocated cost of products sold and expenses	(111)	(152)
Share-based compensation	(65)	(54)
Total	$(154)	$(176)
Additional Information

	Q1 FY2018	Q1 FY2017
Net Sales by Geography (In millions)
United States	371	317
% of Total	9%	10%
Europe	264	209
% of Total	6%	6%
Japan	481	235
% of Total	12%	7%
Korea	1,230	670
% of Total	29%	20%
Taiwan	756	1,103
% of Total	18%	34%
Southeast Asia	185	97
% of Total	4%	3%
China	917	647
% of Total	22%	20%

Employees (In thousands)
Regular Full Time	19.0	16.0

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 28, 2018	January 29, 2017
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,920	$1,445
Certain items associated with acquisitions[1]	45	42
Non-GAAP adjusted gross profit	$1,965	$1,487
Non-GAAP adjusted gross margin	46.7%	45.4%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,196	$807
Certain items associated with acquisitions[1]	49	47
Acquisition integration costs	1	1
Other gains, losses or charges, net	—	(3)
Non-GAAP adjusted operating income	$1,246	$852
Non-GAAP adjusted operating margin	29.6%	26.0%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$135	$703
Certain items associated with acquisitions[1]	49	47
Acquisition integration costs	1	1
Impairment (gain on sale) of strategic investments, net	(1)	5
Other gains, losses or charges, net	—	(3)
Income tax effect of share-based compensation[2]	(39)	—
Income tax effect of changes in applicable U.S. tax laws[3]	1,006	—
Resolution of prior years’ income tax filings and other tax items	(13)	(16)
Income tax effect of non-GAAP adjustments[4]	(3)	(5)
Non-GAAP adjusted net income	$1,135	$732

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2
In the first quarter of fiscal 2018, Applied adopted the accounting standard related to share-based compensation (ASU 2016-09), which resulted in a $51 million tax benefit on a GAAP basis; this benefit is being recognized ratably over the fiscal year on a non-GAAP basis.

3	Charges to income tax provision related to a one-time transition tax and a decrease in U.S. deferred tax assets as a result of the recent U.S. tax legislation.

4	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except per share amounts)	January 28, 2018	January 29, 2017
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.13	$0.65
Certain items associated with acquisitions	0.04	0.04
Income tax effect of share-based compensation	(0.04)	—
Income tax effect of changes in applicable U.S. tax laws	0.94	—
Resolution of prior years’ income tax filings and other tax items	(0.01)	(0.02)
Non-GAAP adjusted earnings per diluted share	$1.06	$0.67
Weighted average number of diluted shares	1,071	1,089

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 28, 2018	January 29, 2017
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$995	$690
Certain items associated with acquisitions[1]	46	46
Non-GAAP adjusted operating income	$1,041	$736
Non-GAAP adjusted operating margin	36.6%	34.2%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$254	$178
Acquisition integration costs	1	1
Non-GAAP adjusted operating income	$255	$179
Non-GAAP adjusted operating margin	29.0%	26.5%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$101	$115
Certain items associated with acquisitions[1]	3	—
Non-GAAP adjusted operating income	$104	$115
Non-GAAP adjusted operating margin	22.9%	27.3%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	January 28, 2018

Provision for income taxes - GAAP basis (a)	$1,027
Income tax effect of share-based compensation	39
Income tax effect of changes in applicable U.S. tax laws	(1,006)
Resolutions of prior years’ income tax filings and other tax items	13
Income tax effect of non-GAAP adjustments	3
Non-GAAP adjusted provision for income taxes (b)	$76

Income before income taxes - GAAP basis (c)	$1,162
Certain items associated with acquisitions	49
Acquisition integration costs	1
Impairment (gain on sale) of strategic investments, net	(1)
Non-GAAP adjusted income before income taxes (d)	$1,211

Effective income tax rate - GAAP basis (a/c)	88.4%

Non-GAAP adjusted effective income tax rate (b/d)	6.3%